UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 2, 2012

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road Mountain View, California	94043
(Address of principal executive offices)	(Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting held July 2, 2012, the Board of Directors (the “Board”) of eHealth, Inc. (the “Company”) appointed Ellen O. Tauscher as a Class III director. Ms. Tauscher served from January 1997 to June 2009 as a member of the U.S. House of Representatives from California’s 10th Congressional District. While a member of Congress, Ms. Tauscher served on the House Armed Services Committee, the House Transportation and Infrastructure Committee and most recently as Chairman of the House Armed Services Subcommittee on Strategic Forces. Ms. Tauscher served as Under Secretary of State for Arms Control and International Security Affairs from June 2009 to February 2012, when she retired from government. Since returning to the private sector earlier in 2012, Ms. Tauscher has provided expert advice to the State Department on arms control, missile defense and civil nuclear cooperation and joined the board of directors of Invacare Corporation. Prior to serving in Congress, Ms. Tauscher worked in investment banking and the financial industry in various roles for Bache Halsey Stuart Shields, Bear Stearns & Co., Drexel Burnham Lambert and as an officer of the American Stock Exchange. Ms. Tauscher holds a B.S. degree in early childhood education from Seton Hall University. No arrangement or understanding exists between Ms. Tauscher and any other person pursuant to which she was selected as a director.

On July 2, 2012, in connection with being appointed to the Board as a non-employee director and pursuant to the Company’s 2006 Equity Incentive Plan, Ms. Tauscher received an automatic grant of restricted stock units covering 9,636 shares of the Company’s common stock.

In connection with the change to the membership of the Board, the Board also approved certain changes to the Company’s governance structure on July 2, 2012. Specifically, the Board appointed Ms. Tauscher as a member of the Company’s Audit Committee, replacing director Scott Flanders on the Audit Committee. Mr. Flanders was named to serve on the Company’s Nominating and Corporate Governance Committee, replacing director Michael D. Goldberg on the Nominating and Corporate Governance Committee. Director Jack L. Oliver, III was named to serve on the Company’s Compensation Committee.

Item 8.01 Other Events

On July 5, 2012, the Company issued a press release announcing Ms. Tauscher’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of eHealth, Inc. dated July 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/s/ Gary L. Lauer
Gary L. Lauer
President and Chief Executive Officer
(Principal Executive Officer)

Dated: July 5, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of eHealth, Inc. dated July 5, 2012.